THIS UNDERLEASE is made the day of One thousand nine hundred and ninety seven BETWEEN MICHAEL JOHN HAYNES of 43 Royston Park Road Hatch End Middlesex RAYMOND JOHN EVANS of Middlefield Clevelands Ealing London W13 and TERRANCE GUY HAWKER of practising with others as Messrs. Donald Smith Seymour and Rooley (hereinafter called "the Lessors") of the first part and CORVU PLC whose Registered Office is situate at 121 Gloucester Place London W1H 3PJ (hereinafter called "the Lessee") of the second part and CORVU CORPORATION (Company Number 41-1848048) whose Registered Office is at 7901 Flying Cloud Drive, Suite 100, Eden Prairie, Minnesota 55344, USA (hereinafter called "the Surety") of the third part.

WITNESSETH as follows:-

1. The Lessors HEREBY DEMISE (at the request of the Surety) unto the Lessee ALL THAT suite of offices situate on the second floor (rear) of and being part of the Building known as Craven House 40 Uxbridge Road London W5 ("the Premises") which suite of offices is more particularly delineated and edged red on the plan annexed to the Lease (hereinafter called "the Lease") dated the 23rd day of April 1985 and made between Legal and General Assurance Society Limited (hereinafter called "the Superior Landlords") of the one part and Star Micronics UK Limited of the other part registered at H.M.Land Registry with Title Absolute under Title Number NGL526204 TO HOLD unto the Lessee for a term of 5 years from the 1st day of June 1997 expiring on the 12th day of June 2002 paying therefor during the said term yearly and proportionately for any part of a year the rent of 4,542 English Pounds plus VAT payable quarterly in advance on the usual quarter days without any deduction the first of such payments to be made on the 25th day of March 1997.

2. Except as to the term of years granted and the rent reserved this demise is made upon the same terms and subject to the same terms and subject to the same reservations and to the same covenants on the part of the Lessors and Lessee respectively and to the same stipulations and conditions as were expressed and contained in the Lease as if the same were herein set forth at length.

3.       The Lessee hereby covenants with the Lessors as follows:-

         (1)      To pay the rent reserved at the times and in manner aforesaid
         (2) To pay the service charge by way of further rent as specified in the Lease
         (3) To observe and perform the covenants on the part of the Tenant contained in the Lease
         (4) Not to assign the whole of the Premises without the prior written consent of the Lessor and Superior Landlords and otherwise subject to the provisions in that behalf contained in the Lease

4. The Lessors hereby jointly and severally covenant with the Lessee

         (1) To endeavour to procure that the Superior Landlords shall observe and perform the covenants on the part of the Landlord contained in the Lease and
         (2) To permit the Lessee to have quiet and peaceable enjoyment of the Premises without interruption by the Lessor or any person rightfully claiming through under or in trust for the Lessor and
         (3) To use their reasonable endeavour to procure the consent of the Superior Landlords as soon as possible pursuant to any application for consent made to the Lessors by the Lessee under the terms of this Lease and
         (4) To pay the rent under the Lease and also the balance of any service charge payable thereunder in so far as the same shall not be payable by the Lessor under the terms hereof

5. If the Premises or any part thereof shall at any time during the term hereby granted be rendered incapable of or unfit for occupation or use as the result of a peril against which the building of which the same forms part is insured pursuant to the covenant on the part of the Landlord contained in the Lease so as to render the Premises incapable of or unfit for occupation or use the tents payable hereunder or fair proportions of the same according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered capable of and fit for occupation and use provided that there shall be no cesser of rents if any or to such extent as any insurance policy affected by the Lessors shall have been rendered void or voidable in whole or in part by the act or default of the Lessee or any person deriving title under the Lessee or any of the servants or agents of the Lessee or of any such person PROVIDED FURTHER that if the Building shall be so damaged as to necessitate demolition and reconstruction the Lessors shall be entitled on giving to the Lessee not less than six months' previous notice in writing to determine the term hereby granted and at the expiration of such notice this Lease and everything herein contained shall cease and be void and the Lessee shall not be liable for any dilapidations and shall not be entitled to any compensation except that (if any) payable under the provisions of the Landlord and Tenant Act 1954 but without prejudice to the rights and remedies of the Lessors for any arrears of rent PROVIDED ALSO that any dispute as to the proportion (if any) of rent which should be suspended or as to the period of such suspension which may arise under this sub-clause shall be referred to the decision of some competent person (acting as an expert and not as an arbitrator) to be agreed upon by the Lessors and by the Lessee or (in the event of failure so to agree) to be nominated by the President for the time being of the Royal Institution of Chartered Surveyors and the decision of such person (including any determination as to the costs of such decision) shall accordingly be final and binding on both the Lessors and the Lessee.

6. If either party shall desire to determine the term hereby granted at the expiration of the third year thereof and shall give to the other party not less than six months previous notice in writing of such desire and shall up to the time of such determination pay the rent and perform and observe the covenants on the part of the Lessee hereinbefore reserved and contained then immediately on the expiration of such third year the present demise and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant.

7. It is hereby agreed and declared between the parties pursuant to an Order of the Kingston Upon Thames County Court made on the day of 1997 that the provisions of Section 24 to 28 inclusive of the Landlord and Tenant Act 1954 (as amended) shall not apply to this Lease.

8. The Lessee shall not be entitled to compensation on quitting the demised premises.
IN WITNESS whereof the parties hereto have executed this document as a Deed the day and year first above written.

Counterpart/


THE COMMON SEAL of                  )
CORVU PLC was hereunto              )
affixed in the presence of:-        )

                                            Director:

                                            Secretary:


THE COMMON SEAL of                  )
CORVU CORPORATION                   )
was hereunto affixed                )
in the presence of:-                )

                                            Director:

                                            Secretary: